Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in this Registration Statement on Form S-8 of Public Policy Holding Company, Inc. for the registration of shares under the 2021 Amended and Restated Omnibus Incentive Plan of our report dated March 31, 2026 with respect to the consolidated financial statements, included in Public Policy Holding Company, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2025.
/s/ Forvis Mazars, LLP
Tysons, Virginia
May 29, 2026